CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 25, 2005 on the Stock Index Account of TIAA Separate Account VA-1 which is incorporated by reference in this Registration Statement (Form N-3 No. 33-79124) of TIAA Separate Account VA-1.

/s/ Ernst & Young LLP

New York, New York

April 27, 2006